EXHIBIT NUMBER 11

                       COMPUTATION OF EARNINGS PER SHARE


                                                                      EXHIBIT 11

                           STATEMENT RE COMPUTATION OF
                               PER SHARE EARNINGS

                                 MEDTRONIC, INC.
                                   (Unaudited)
                                 (in thousands)

Years ended April 30,                              1996              1995             1994
- ----------------------------------------------------------------------------------------------

           PRIMARY
Shares outstanding:

  Weighted average outstanding                    233,157          230,480           229,616
  Share equivalents (1)(2)                          4,161            2,754             1,742
                                                  -------          -------           -------
    Adjusted shares outstanding (2)               237,318          233,234           231,358
                                                  =======          =======           =======

        FULLY DILUTED
Shares outstanding:

  Weighted average outstanding                    233,157          230,480           229,616
  Share equivalents (1)(2)                          4,626            4,380             2,240
                                                  -------          -------           -------
    Adjusted shares outstanding (2)               237,783          234,860           231,856
                                                  =======          =======           =======


Net earnings                                     $437,804         $294,000          $232,357
                                                 ========         ========          ========


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(1)     Share equivalents consist primarily of nonqualified stock options.

(2) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.